UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K / Amendment No. 1

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 2, 2011

CARDIO VASCULAR MEDICAL DEVICE, CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-145738 (Commission File Number)	98-0522188 (IRS Employer Identification No.)

12 Shaar Hagai Street
Haifa, Israel 34554
 (Address of Principal Executive Offices, Zip Code)

011-972- 544-982397
 (Registrant's Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

Dismissal of Etania Audit Group, P.C. (“Etania”)

                On March 2, 2011 the Company received a letter from the Securities and Exchange Commission stating that its (former) auditor Etania Audit Group P.C. (formerly Davis Accounting Group P.C.) was not duly licensed when it issued an audit opinion on the Company’s financial statements included in the Company’s Form 10-K for fiscal years 2008 and 2009, and accordingly those financial statements are not considered to be audited.  The Company will be amending those reports accordingly, and they will also be amended to include audited financial statements by a firm which is duly registered and in good standing.  On March 3, 2011, the Company dismissed Etania, and Etania resigned, as its principal independent accountant.  Etania’s report on the Company’s financial statements for the year ended December 31, 2009 did not contain an adverse opinion or disclaimer of opinion. The Board of Directors approved the decision to dismiss Etania as the Company’s principal independent accountant. During the Company’s two most recent fiscal years and any subsequent period prior to dismissal, other than as set forth herein, there were no disagreements with Etania on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Etania, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

                As of the date of this Current Report, the Company has provided Etania with a copy of the disclosures it is making in response to this Item 4.01. The Company has requested that Etania furnish a letter addressed to the SEC stating whether it agrees with the statements made by the Company in response to this Item 4.01 of this Current Report and, if not, stating the respects in which it does not agree.

Engagement of Peter Messineo, Certified Public Accountant.

                On March 3, 2011 the Company retained Peter Messineo, Certified Public Accountant to serve as the Company’s principal independent accountant. During the Company's two most recent fiscal years, and any subsequent interim period prior to engaging Peter Messineo, Certified Public Accountant, neither the Company (or someone on its behalf) consulted with Peter Messineo, Certified Public Accountant on either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and no written report was provided to the Company or oral advice was provided that Peter Messineo, Certified Public Accountant concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or Any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) and the related instructions to Item 304(a)(2) of Regulation S-K) or a reportable event (as described in paragraph (a)(1)(v) to Item 304(a)(2) of Regulation S-K)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2011	By:	/s/ Carl Tedeschi
Name: Carl Tedeschi
Title: Chief Executive Officer